EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-8, of our report dated August 4, 2006 relating to the balance sheet of China Direct Investments, Inc. at December 31, 2005 and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2005 and 2004. We also consent to the reference to our firm under the caption "Experts" in the prospectus.

SHERB & CO., LLP,

Certified Public Accountants

Boca Raton, Florida

October 27, 2006